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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the registration statement (Form S-8) pertaining to the MessageMedia, Inc. 1995 Stock Option Plan, the 1999 Non-Officer Stock Option Plan, the Employee Stock Purchase Plan, the Randy Bachmeyer Agreement, the Stuart Obermann Agreement, and the Kelly Wood Agreement of our report dated February 4, 2000, with respect to the consolidated financial statements and schedules of MessageMedia, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP
                                        -----------------------------
                                        Ernst & Young LLP

Denver, Colorado
June 28, 2000